ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 1st day of May, 2007 by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”) to NNN Healthcare/Office REIT Peachtree, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and Yorktown Building Holding Company, LLC, a Georgia limited liability company entered into that certain Agreement of Sale and Purchase, dated as of March, 2007 (the “Contract”) with respect to certain property known as 101 Yorktown Drive, located in Fayetteville, Georgia and 4000 Shakerag Hill Road, located in Peachtree City, Georgia, as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contract to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contract.

WITNESS the following signatures:

ASSIGNOR:	Triple Net Properties, LLC,

a Virginia limited liability company

By: /s/ Jeff Hanson

Name: Jeff Hanson

Title: Chief Investment Officer

ASSIGNEE:	NNN Healthcare/Office REIT Peachtree, LLC,

a Delaware limited liability company

	By:	NNN Healthcare/Office REIT Holdings, L.P.,

	Its:	a Delaware limited partnership Sole Member

		By: Its:	NNN Healthcare/Office REIT, Inc., a Maryland corporation General Partner

By: /s/ Shannon K S Johnson

Name: Shannon K S Johnson

Title: Chief Financial Officer